                                                                EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS

                                    OF

                          ALIANT COMMUNICATIONS CO.


                                 ARTICLE I

                               SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be determined by the Board of Directors and stated in the notice thereof, for the purpose of electing successors to the class of directors whose term expires at that annual meeting and any additional director of any class nominated to fill a vacancy resulting from an increase in such class determined by the Board of Directors and for the transaction of such other business as may come before the meeting. Annual meetings shall be held in the principal office of the Corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors and stated in the notice thereof.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the President and CEO, the Board of Directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Special meetings shall be held at such place, either within or without the State of Nebraska, and at such date and time as shall be stated in the notice.

     Section 3. Notice of Meeting. Written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President and CEO, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
If mailed, such notice shall be deemed delivered when deposited in the United States mails addressed to the shareholder at the address appearing on the stock transfer books of the Corporation, postage prepaid. A shareholder's attendance at a meeting of shareholders waives objection to a lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 4. Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting. The holders (or their representatives) of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum exists, shareholder action on a matter, other than the election of directors, shall be approved if the shareholder votes cast favoring such action exceed the votes cast opposing the action, unless the Articles of Incorporation of the Corporation or the Business Corporation Act (the "Act") requires a greater number of affirmative votes.

     Section 5. Proxies. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by a shareholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 6. Voting of Shares by a Corporate Shareholder. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Section 7. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders and may be stated as such in any articles or document filed with the Nebraska Secretary of State under the Act.

                                ARTICLE II

                                DIRECTORS

     Section 1. Number and Qualification. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than twelve (12) nor more than eighteen (18) directors. The number of directors to serve during any year shall be fixed by resolution of the Board of Directors at its last regular meeting during the previous calendar year, but may also be fixed by resolution of the Board of Directors or the Executive Committee at a regular or special meeting of the Board of Directors or Executive Committee held prior to the annual meeting of shareholders in the year of such annual meeting. In the event of failure of the Board of Directors or Executive Committee to fix the number of directors at such meetings, the number shall be the same as last fixed by the Board of Directors. Nominations of directors to be elected may be made by the Board of Directors or by a committee of the Board of Directors designated by the Board to make such nominations, or by any shareholder of record entitled to vote generally in elections of directors.

     Section 2. Classes. The directors shall be divided into three (3) classes. Each class shall consist, as nearly as possible, of one-third (1/3) of the total number of directors constituting the whole Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term. A director shall hold office until the annual meeting in the year in which the director's term expires and until the director's successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be appropriated among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office. The termination of employment other than by retirement of any director who is an employee of the Corporation shall be cause for disqualification from further board membership unless waived by the Board of Directors.

     Section 3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal from office, or otherwise, a majority of the remaining directors (or the sole remaining director), though less than a quorum, may appoint a successor, who shall hold office for the unexpired term of the director he or she succeeds. If there shall be no directors in office, the shareholders shall be entitled to fill the vacancies of the Board of Directors.

     Section 4. Quorum. The presence of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting beings, shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present when such vote is taken shall be the act of the Board of Directors. If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 5. Annual Meeting. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following the adjournment of the annual meeting of shareholders and shall be held at the same place as the annual meeting of shareholders unless some other place is agreed upon by vote of a majority of the then elected Board of Directors.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nebraska as shall be from time to time determined by the Board of Directors.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President and CEO on three (3) days' notice to each director by mail or forty-eight (48) hours' notice by personal delivery of written notice or by facsimile transmission; special meetir1gs shall be called by the President and CEO or Secretary in like manner on the written request of two (2) directors. In all cases, notice shall be addressed or otherwise delivered to the director at the director's last known address.

     Section 8. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

     Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding it or transacting business at the meeting; (b) his or her dissent or abstention is entered in the minutes of the meeting; or (c) he or she delivers written notice of dissent or abstention with respect to such action to the person acting as the Secretary of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not be available to a director who voted in favor of such action.

     Section 10. Compensation. Directors shall receive such compensation for their services as may be determined by resolution of the Board of Directors from time to time and, in addition, a fixed sum of expenses of attendance, if any, at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special of standing committees may be allowed compensation for attending committee meetings as determined by the Board of Directors.

     Section 11. Telephonic Meetings. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three (3) or more directors and shall have such functions and responsibilities as the Board shall prescribe in said resolution of appointment subject to limitations provided by the Act. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board. The Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors upon request.

     Section 13. Executive Committee. There shall be an Executive Committee appointed annually by the Board of Directors at its annual meeting consisting of not less than three (3) nor more than seven (7) of the directors as fixed by the Board of Director's resolution of appointment and shall include the President and CEO. Subject to the limitations provided by the Act, the Executive Committee shall have and may exercise all powers of the Board of Directors when the Board is not in session. Meetings of the Executive Committee may be called by the President and CEO or a member of the Executive Committee upon at least two (2) days' prior oral notice or written notice delivered personally or by facsimile transmission. At all meetings of the Executive Committee, a majority of the number of directors as appointed to the Executive Committee by the Board of Directors shall constitute a quorum for the transaction of business.

                               ARTICLE III

                                 OFFICERS

     Section 1. Number and Qualification. The officers of the Corporation shall be a President and CEO, one or more Vice Presidents (as the Board of Directors shall determine), a Secretary, a Treasurer and a Controller and such other officers and agents as may be deemed necessary by the Board of Directors including, but not limited to, a Chairman of the Board, Executive Vice President, Chief Financial Officer, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

     Section 2. Election and Tenure. The Board of directors, at its first meeting after each annual meeting of shareholders, shall elect the officers of the Corporation, none of whom is required to be a member of the Board of Directors except for the President and CEO and the Chairman of the Board, and all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these Bylaws and as shall be determined from time to time by the Board of Directors. The officers of the Corporation shall hold office until their successors are elected and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed and his or her employment terminated at any time by the affirmative vote of a majority of the whole Board of Directors, or any officer may be removed and his or her employment terminated at any time by the President and CEO. If the office of any officer required to be filled pursuant to Section 1 of this Article III becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 3.  Duties and Authority of Officers.

          (a) President and CEO. The President and CEO shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President and CEO shall be a member of the Executive Committee and ex officio a member of all other committees of the Board of Directors. The President and CEO shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The President and CEO may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and CEO and such other duties as may be prescribed by the Board of Directors from time to time.

          (b) Chairman of the Board. The Chairman of the Board, if elected, may preside at all meetings of the Board of Directors and shareholders at which he may be present and shall have such other powers and duties as may be prescribed by the President and CEO or the Board of Directors from time to time.

          (c) Executive Vice President. An Executive Vice President, when elected, shall in the absence of disability of the President and CEO perform the duties an exercise the powers of the President and CEO and shall perform such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

          (d) Chief Financial Officer. The Chief Financial Officer, when elected, shall be the chief financial officer of the Corporation, and subject to the direction of the President and CEO, shall in general supervise and control the financial affairs of the Corporation. Absent the election of another individual as the Controller, the Chief Financial Officer shall also be elected as the Controller of the Corporation and shall perform the duties of the Controller as described below. In the absence or disability of either the Secretary or the Treasurer, the Chief Financial Officer shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be, as described below.

          (e) Vice President. In the absence of the President and CEO or Executive Vice President, if elected, or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in order of their length of service) shall perform the duties of the President and CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and CEO. Any Vice President shall perform such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

          (f) Secretary. The Secretary shall attend and keep minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose, and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, all notices in accordance with the provisions of these Bylaws or as required by law, be the custodian of and authenticate the corporate records of the Corporation, keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, sign with the President and CEO, the Chairman of the Board, or a Vice President certificates for shares of the Corporation the issuance of which shall be authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the Corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

          (g) Treasurer. The Treasurer shall have charge and custody and be responsible for all funds and securities of the Corporation, receive and give receipts for all securities and monies due and payable to the Corporation from any source whatsoever, deposit all such monies in the name of the Corporation in such banks, trust companies, or in other depositories as shall be designated by the Board of Directors, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

          (h) Controller. The Controller shall be the chief accounting officer of the Corporation and have full responsibility and control of the accounting department, which department shall include all accounting functions carried on in all of the Corporation's offices, branches and subsidiaries. As such he shall, subject to the approval of the Board of Directors, establish accounting policies. He shall standardize and coordinate accounting practices, supervise all accounting records and the preparation of all financial statements and tax returns. The Controller shall also direct the internal auditing of the Corporation and keep the Audit Committee of the Board of Directors and the President and CEO informed as to occurrences and procedures that may need their attention. He shall also perform such other duties as from time to time may be assigned by the President and CEO or by the Board of Directors.

     Section 4. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors. No such payment shall preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

                                ARTICLE IV

                            STOCK CERTIFICATES

     Section 1. Form. Certificates of stock of the Corporation shall be differentiated between common and preferred stock and numbered and shall be entered in the books of the Corporation or the transfer agent and registrar of the Corporation as they are issued. Certificates shall exhibit the holder's name and number of shares held and shall be signed by the President and CEO, the Chairman of the Board, an Executive Vice President, or a Vice President, and by the Secretary or Treasurer, and the seal of the Corporation shall be affixed thereto. The signatures of any of the aforesaid officers and the seal of the Corporation may be facsimiles engraved, lithographed, stamped or printed. The certificates shall be countersigned by the transfer agent and registrar of the Corporation. If any officer who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate when countersigned by the transfer agent and registrar of the Corporation, shall nevertheless be as effective in all respects as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be an office of the Corporation. The procedures set forth in this Section shall apply to all certificates of stock issued on or after May 1, 1993.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Loss or Destruction. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors or the transfer agent of the Corporation of such loss or destruction. The Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                 ARTICLE V

                        DIVIDENDS AND BANK ACCOUNT

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. For the purpose of determining shareholders entitled to receive payment of any dividend, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the dividend payment date. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the day before the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination. Dividends may be paid in cash, in property or in shares of capital stock. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

     Section 2. Bank Account. The funds of the Corporation shall be deposited in such banks, trust funds or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and CEO and/or upon the signatures of such other person or persons as the directors may by resolution authorize.

                                ARTICLE VI

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, the Corporation shall indemnify any individual who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Corporation) by reason of the fact that he or she was a director or officer of the Corporation or was serving at the request (whether formal or informal) of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against liability and/or expense incurred by such individual in connection therewith to the fullest extent mandated or permitted under the Act or other applicable law.

The indemnity provided for by this Article I shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article I be deemed to prohibit the Corporation from extending its indemnification to cover other persons or activities, to the extent permitted by the Act, any other provision of applicable law or pursuant to any provision in the Bylaws.

                                ARTICLE VII

                                 AMENDMENTS

     Except as otherwise provided by the Act or by specific provisions of these Bylaws, the Bylaws may be amended or repealed by the Board of Directors or by the shareholders at any annual, regular or special meeting of the Board of Directors or of the shareholders.

                                ARTICLE VIII

                              WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Articles of Incorporation, these Bylaws or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE IX

                                 FISCAL YEAR

The fiscal year of the Corporation shall end as of the 31st day of December in each year.

Dated:_________________________,
1998


Aliant Communications Co.,
a Delaware corporation
domesticated in Nebraska


By:  /s/ Michael J. Tavlin
     ------------------------
     Michael J. Tavlin, Vice
      President - Treasurer and
      Secretary